SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported): November 16, 1999

                         priceline.com Incorporated
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           (Exact name of registrant as specified in its charter)


      Delaware                        0-25581               06-1528493
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(State or other Jurisdiction  (Commission File Number)    (IRS Employer
     of Incorporation)                                  Identification No.)

   Five High Ridge Park, Stamford, Connecticut                06905
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          (Address of principal office)                     (zip code)

                               (203) 705-3000
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             Registrant's telephone number, including area code

                                    N/A
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       (Former name or former address, if changed since last report)






ITEM 5.    OTHER EVENTS.


      On November 17, 1999, priceline.com Incorporated, a Delaware corporation ("priceline.com"), announced that United Airlines, American Airlines and USAirways had agreed to become participating carriers in the priceline.com name-your-price airline ticket service. In connection with the entrance of United, American and USAirways to the priceline.com program, priceline.com issued to its domestic carriers warrants to purchase a total of 20 million shares of priceline.com common stock. In addition, Delta Airlines agreed to restructure its existing priceline.com equity position, including a sale by Delta of 2,085,767 shares of priceline.com common stock to Priceline's Founder and Vice Chairman Jay S. Walker and Chairman and CEO Richard Braddock for an aggregate purchase price of $125 million. Delta also agreed to exchange 6 million shares of priceline.com common stock for 6 million shares of newly issued priceline.com convertible preferred stock. Priceline.com also issued a new warrant to Delta to acquire 5.5 million shares of priceline.com common stock. The information set forth in this paragraph is qualified in its entirety by reference to a press release issued by priceline.com on November 17, 1999, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.


ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
           EXHIBITS.

                  (c)   Exhibits.


99.1     Press Release issued by priceline.com on November 17,
         1999.





                                 SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PRICELINE.COM INCORPORATED




                                    By:  /s/ Paul E. Francis
                                       ---------------------------
                                       Name:  Paul E. Francis
                                       Title:  Chief Financial Officer


Date:  November 18, 1999







                               EXHIBIT INDEX


Exhibit No.    Description


99.1 Press Release issued by priceline.com on November 17, 1999.